Exhibit 4.2

GUARANTY

Dated as of March 27, 2018

in favor of

the Purchasers party to the Securities Purchase Agreement

made by

the Guarantors listed on the signature pages hereto

Each of the Purchasers referred to below and each holder of the Notes (a) acknowledges that it has received a copy of the Intercreditor and Subordination Agreement (as defined in the Purchase Agreement), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor and Subordination Agreement, (c) authorizes and instructs the Collateral Agent (as defined below) to enter into the Intercreditor and Subordination Agreement as Collateral Agent and on behalf of such Purchaser or such holder, as applicable, and (d) hereby consents to the payment subordination and the subordination of the Liens (as defined in the Purchase Agreement) securing the Note Obligations (as defined in the Purchase Agreement) on the terms set forth in the Intercreditor and Subordination Agreement. The foregoing provisions are intended as an inducement to the lenders and/or purchasers under the First Lien Loan Documents (as defined in the Intercreditor and Subordination Agreement) and the other Second Lien Note Documents (as defined in the Intercreditor and Subordination Agreement) to extend credit to the Company (as defined below) and the Guarantors (as defined below) and such lenders and/or purchasers are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of the Intercreditor and Subordination Agreement and this Agreement, the provisions of the Intercreditor and Subordination Agreement shall control.

THIS GUARANTY (this “Guaranty”) dated as of March 27, 2018, is entered into by the guarantors listed on the signature pages hereto (each a “Guarantor” and, collectively, the “Guarantors”), each a subsidiary of Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), for the benefit of the holders of the Notes (each a “Purchaser” and collectively, the “Purchasers”) in connection with the Securities Purchase Agreement, dated as of March 8, 2018 (as it may from time to time be supplemented, modified, amended, restated or supplanted, the “Purchase Agreement”), among the Company, the Purchasers and Cortland Capital Market Services LLC, as Collateral Agent (the “Collateral Agent”). Pursuant to the terms and subject to the conditions of the Purchase Agreement, the Company will issue $150,000,000 in aggregate principal amount of its Second Lien Notes (the “Notes”) on the date hereof. In order to induce the Purchasers to enter into the Purchase Agreement and purchase the Notes, and in consideration of the mutual covenants and agreements contained in the Purchase Agreement, each Guarantor has agreed (to the extent hereinafter provided) to guarantee the Guaranteed Obligations (as hereinafter defined). Accordingly, the Guarantors agree as follows:

Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2.    The Guarantee.

Section 2.01    The Guarantee. Subject to the limitations set forth in Section 2.08, each Guarantor hereby jointly and severally with the other Guarantors, irrevocably and unconditionally, guarantees, as a primary obligor and not as a surety, to each Purchaser and their respective successors and assigns (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and any other Debtor Relief Laws) on the Notes and (ii) the due and punctual performance of all

Note Obligations, including, without limitation, covenants, agreements, obligations and liabilities from time to time owing to the Purchasers and to the Collateral Agent under the Purchase Agreement and the other Note Documents, in each case strictly in accordance with the terms thereof (such obligations described in clauses (i) and (ii) being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Company or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor understands, agrees and confirms that each Purchaser may enforce this Guaranty up to the full amount guaranteed by the Guarantors hereunder without proceeding against any other obligor, against any security for the Guaranteed Obligations or against the Guarantors under any other guarantee covering the Guaranteed Obligations. All payments made by the Guarantors under this Guaranty shall be made without setoff, counterclaim or other demand and shall be paid at the place and in the manner specified in the Purchase Agreement.

Section 2.02    Waiver of Defenses. The obligations of the Guarantors hereunder shall not be affected by and the Guarantors hereby expressly waive (to the fullest extent permitted by applicable law) any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantors from their obligations hereunder in whole or in part, including without limitation, and whether or not known to any Guarantor or any Purchaser:

(a)    any time, indulgence or waiver granted to the Company, the Guarantors or any other Person, or any failure to enforce any rights, remedies or securities against the Company, the Guarantors or any other Person;

(b)    any taking, variation, renewal, exchange, compromise, release, refusal or neglect to perfect or take up, or failure to realize the full value of any collateral for any or all of the Guaranteed Obligations, or any non-presentment or non-observance of any formality or other requirement in respect of any instrument;

(c)    any legal limitation, disability, incapacity or other similar circumstance relating to the Company, any Guarantor or any other Person;

(d)    any unenforceability, invalidity or frustration of any obligation of the Company, any Guarantor or any other Person under any Note Document or any other document or security, so that the Guarantors’ obligations hereunder shall remain in full force and effect, and this Guaranty shall be construed accordingly, as if there were no such unenforceability, invalidity or frustration;

(e)    any amendment, modification, supplement, extension, or renewal of the Purchase Agreement or any of the Guaranteed Obligations or other Note Documents or any of the obligations arising thereunder, including without limitation, modifications, extensions or renewals of payment dates or subordination of security;

(f)    any other circumstance, condition or event that might constitute or give rise to a defense to performance and/or payment by the Guarantors of their obligations under this Guaranty (other than satisfaction in full and/or payment in full in cash of the obligations in question by the Company or the Guarantors); and

(g)    any notice (including notice of the acceptance of this Guaranty), promptness, diligence, presentment, protest and demand with respect to any of the Guaranteed Obligations, and all other demands whatsoever, and, to the extent a Guarantor may legally do so, the benefit of all provisions of any Laws which are or might be in conflict with the terms of this Guaranty.

Section 2.03    Immediate Recourse. Each Guarantor waives any right it may have of first requiring any Purchaser, the Collateral Agent or any other Person to proceed or enforce any rights against the Company or any Collateral, or to claim from the Company or any other Person, before making a claim against the Guarantors under this Guaranty.

Section 2.04    Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any other Note Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 2.05    Preservation of Rights. Until all amounts which may be or become payable by the Company in respect of the Guaranteed Obligations have been irrevocably and unconditionally paid and discharged in full, the Purchasers and the Collateral Agent may:

(a)    refrain from applying or enforcing any other security or rights held or received by the Collateral Agent or the Purchasers, or apply and enforce the same in such manner and order as the Collateral Agent and the Purchasers see fit (whether against such amounts or otherwise); and

(b)    hold in a suspense account (with interest accruing thereon, which shall be credited to such suspense account) any moneys received by them from the Guarantors or on account of the Guarantors’ liabilities under this Guaranty.

Section 2.06    Remedies. Each Guarantor agrees that, as between such Guarantor and the Purchasers, the obligations of the Company under the Purchase Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10.2 of the Purchase Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10.2 of the Purchase Agreement) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of Section 2.01.

Section 2.07    Continuing Guaranty. The guarantees in this Section 2 are continuing guarantees, and shall apply to all Guaranteed Obligations whenever arising.

Section 2.08    General Limitation on Guaranty Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Note Party, the Purchasers or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the liability under this Guaranty) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 2.09    Additional Security. This Guarantee shall be in addition to, and shall not in any way be prejudiced by, any other security now or hereafter held by or on behalf of the Purchasers as security for the obligations of the Company under the Purchase Agreement, it being acknowledged and agreed by the Guarantors that payments by the Guarantors hereunder shall not constitute security for the Notes.

Section 3.    Miscellaneous.

Section 3.01    Notices. Except as expressly otherwise provided herein, all notices, demands and requests of any kind to be delivered in connection with this Guaranty shall be (a) delivered personally; (b) sent by nationally- recognized overnight courier guarantying next Business Day delivery; (c) sent by first class, registered or certified mail, postage prepaid, return receipt requested; or (d) sent by email, in each case to the applicable party at its address as follows:

The Guarantors:	c/o Global Eagle Entertainment Inc.
6100 Center Drive, Suite 1050
Los Angeles, CA 90045
Attention: Jeff Leddy and Stephen Ballas
Email: jeff.leddy@globaleagle.com and stephen.ballas@globaleagle.com

with a copy to:	Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attention: William Brentani
Email: wbrentani@stblaw.com

The Purchasers:	At the addresses specified in the Purchase Agreement

with a copy to:	Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas
New York, NY 10019
Telephone: (212) 373-3353
Attention: Taurie M. Zeitzer, Tracey A. Zaccone and David Beller
Email: tzeitzer@paulweiss.com, tzaccone@paulweiss.com and dabeller@paulweiss.com

Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

Section 3.02    No Waiver. No failure to exercise and no delay in exercising, on the part of any Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

Section 3.03    Amendments. The terms of this Guaranty may be waived, altered or amended only by an instrument in writing duly executed by the Guarantors and the Requisite Purchasers. Notwithstanding the foregoing, the Collateral Agent and/or the Requisite Purchasers may release a Guarantor from the Guaranty pursuant to Section 13.19 of the Purchase Agreement.

Section 3.04    Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the successors and assigns of the Guarantors.

Section 3.05    Additional Guarantors. From time to time subsequent to the date hereof, and pursuant to Section 7.10 of the Purchase Agreement, additional Subsidiaries of the Company may also guarantee the Guaranteed Obligations by executing a joinder substantially in the form of Annex A attached to this Guaranty. The rights and obligations of a Guarantor hereunder shall remain in full force and effect notwithstanding the execution of additional guarantees pursuant to Section 7.10 of the Purchase Agreement. The obligations of a Guarantor and all other Subsidiaries of the Company that execute a joinder to this Guaranty shall be joint and several.

Section 3.06    Severability. Any term or provision of this Guaranty and the other Note Documents that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof and thereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof or thereof is invalid, void or unenforceable, the Guarantors agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 3.07    Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.08    Consent to Jurisdiction; Venue. THE GUARANTORS AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT PURSUANT TO THIS GUARANTY SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTORS IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE GUARANTORS IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

Section 3.09    Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS GUARANTY OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE GUARANTORS OR ANY OF THEM IN RESPECT TO THIS GUARANTY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTORS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

Section 3.10    Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

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IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered as of the date first above written.

EMC INTERMEDIATE, LLC

EMERGING MARKETS COMMUNICATIONS, LLC

ENTERTAINMENT IN MOTION, INC.

GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC.

INFLIGHT PRODUCTIONS USA, INC.

MARITEL HOLDINGS, INC.

MTN LICENSE CORP.

N44HQ, LLC

ROW 44, INC.

SCISCO PARENT, INC.

SEAMOBILE, INC.

THE LAB AERO, INC.

EMC ACQUISITION, LLC

AIRLINE MEDIA PRODUCTIONS, INC.

EMC-JV HOLDCO, LLC

POST MODERN EDIT, INC.

MARITIME TELECOMMUNICATIONS NETWORK, INC.

MTN GOVERNMENT SERVICES, INC.

GLOBAL EAGLE SERVICES, LLC

By:	/s/ Paul Rainey
	Name:	Paul Rainey
	Title:	Chief Financial Officer

[Signature Page to Guaranty]

Annex A

Joinder to Guaranty

[date]

Reference is hereby made to the Securities Purchase Agreement, dated as of March 8, 2018, among Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), the purchasers party thereto and Cortland Capital Market Services LLC, as Collateral Agent, pursuant to the terms and subject to the conditions of which the Company issued $150,000,000 in aggregate principal amount of its Second Lien Notes on March 27, 2018, and the Guaranty (the “Guaranty”) made as of March 27, 2018, by the guarantors listed on the signature pages thereto (together with any person that becomes a guarantor thereunder after the date and pursuant to the terms thereof, the “Guarantors”), pursuant to which the Guarantors have agreed to irrevocably and unconditionally guarantee the Guaranteed Obligations. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty.

By executing this Joinder, the undersigned hereby irrevocably agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. The undersigned agrees to be bound by all of the terms and provisions of the Guaranty, which are incorporated herein by reference as fully as though set forth herein verbatim. Each reference to a Guarantor in the Guaranty shall be deemed to include the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[GUARANTOR]

By:
Name:
Title: